1001 MCKINNEY
                                                         18th FLOOR
                                                         HOUSTON, TEXAS 77002

FRANKLIN, CARDWELL & JONES                               713.222.6025  TELEPHONE
     A PROFESSIONAL CORPORATION                          713.222.0938  FACSIMILE

                                                         INTERNET:
                                                         http://www.fcj.com
                                                         ------------------

                                                                     EXHIBIT 5.1
June 2, 2004

ATSI Communications, Inc
8600 Wurzbach Road, Suite 700W
San Antonio, TX 78240


Gentlemen:

We have acted as counsel to ATSI Communications, Inc. (the "Company"), a Nevada corporation, and have participated in the preparation and adoption of the 2004 Stock Compensation Plan (the "Plan") and the preparation of a Registration Statement on Form S-8 (the "Registration Statement") with respect to 7,500,000 shares (the "Shares") of Common Stock, $.001 par value, of the Company to be offered to directors, officers, employees and consultants of the Company pursuant to the Plan.

It is our opinion that the Shares have been duly authorized and that, when issued either pursuant to a grant of a stock award or upon the exercise of an option or the conversion of a warrant granted pursuant to the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our opinion regarding the legality of 7,500,000 shares of ATSI Communications, Inc. Common Stock, $.001 par value, to be issued upon either the grant of stock awards or exercise of options or conversion of warrants granted pursuant to the 2004 Stock Compensation Plan.


/s/ Franklin, Cardwell & Jones
Franklin, Cardwell & Jones


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